UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007
VERTRUE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-21527	06-1276882
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Glover Avenue		06850
Norwalk, Connecticut		(Zip Code)
(Address of principal executive offices)
Registrant’s Telephone Number, Including Area Code: (203) 324-7635
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-99.1: PRESS RELEASE

Item 1.01	Entry into a Material Definitive Agreement.
     On March 22, 2007 Vertrue Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Velo Holdings Inc., a Delaware corporation (“Parent”), and Velo Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”).
     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of the common stock, par value $0.01 per share, of the Company, other than certain specified shares, will be cancelled and converted into the right to receive $48.50 per share in cash, without interest.
     The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with “strategic bidders” with respect to competing proposals through April 16, 2007. After this period, the Company is not permitted to solicit other proposals and may not share information or have discussions regarding alternative proposals, except in certain circumstances.
     The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $22,500,000 to Parent unless such termination is during the go-shop period in connection with a superior proposal from a strategic bidder, in which case the fee will be $17,500,000. In certain other circumstances, the Merger Agreement provides for Parent to pay to the Company a fee of $17,500,000 upon termination of the Merger Agreement.
     Parent has provided the Company with executed equity and debt financing commitments that provide for the necessary funds to consummate the transactions contemplated by the Merger Agreement. Consummation of the Merger is subject to various conditions, including adoption of the Merger Agreement by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, clearance under the Competition Act (Canada), approval of application under the Bank Act of Canada and other customary closing conditions.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.
     On March 22, 2007, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.
     In connection with the Merger, Gary Johnson, the Company’s Chief Executive Officer, has agreed to “rollover” a portion of his equity in the Company into Parent, and, subject to certain conditions, has committed to vote his shares in the Company in favor of the Merger.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of March 22, 2007, by and among the Company, Velo Holdings Inc. and Velo Acquisition Inc.

Exhibit 99.1	Press Release dated March 22, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTRUE INCORPORATED

Date: March 22, 2007
	By:	/s/ George W. M. Thomas

Name: George W. M. Thomas
Title: Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of March 22, 2007, by and among the Company, Velo Holdings Inc. and Velo Acquisition Inc.

99.1	Press Release dated March 22, 2007